Exhibit 21.1
LIST OF SUBSIDIARIES
OF
NV5 GLOBAL, INC.

Name of Subsidiary	State or other Jurisdiction of Incorporation or Organization	Parent	Names under which such Subsidiaries Do Business
NV5 Holdings, Inc.	Delaware	NV5 Global, Inc.	NV5

NV5, Inc.	California	NV5 Global, Inc.	NV5 Global Realty Services, GRS

NV5 West, Inc.	Delaware	NV5 Global, Inc.	NV5

NV5, Inc.	Delaware	NV5 Global, Inc.	NV5

NV5 Northeast, Inc.	Delaware	NV5 Global, Inc.	NV5

NV5, LLC	North Carolina	NV5 Global, Inc.	AK Environmental

NV5 Consultants, Inc.	Massachusetts	NV5 Global, Inc.	Joslin Lesser & Associates

NV5, Inc.	New Jersey	NV5 Global, Inc.	RBA, NV5 New York-Engineers, Architects, Landscape Architects and Surveyors; NV5-Connecticut, NV5-Architecture

NV5 Consultants, Inc.	Minnesota	NV5 Global, Inc.	NV5 Sebesta

Dade Moeller and Associates, Inc.	North Carolina	NV5 Global, Inc.	NV5

J.B.A. Consulting Engineers, Inc.	Nevada	NV5 Global, Inc.	NV5

JBA Consulting Engineers (Asia) Limited	Hong Kong	NV5 Global, Inc.	NV5

JBA Consulting Engineers (Asia) Limited	Macau	NV5 Global, Inc.	NV5

Hanna Engineering, Inc.	California	NV5 Global, Inc.	NV5

CivilSource, Inc.	California	NV5 Global, Inc.	NV5

Bock and Clark Corporation	Delaware	NV5 Global, Inc.	NV5

Holdrege and Kull Consulting Engineers and Geologists	California	NV5 Global, Inc.	NV5

Energenz Consulting LTD	Hong Kong	NV5 Global, Inc.	NV5

Energenz Consulting, LLC	Delaware	NV5 Global, Inc.	NV5

NV5 Planning and Design, Inc.	Massachusetts	NV5 Global, Inc.	RDK, RDK Engineers

Marron and Associates, Inc.	New Mexico	NV5 Global, Inc.	NV5

NV5 LTD (HK)	Hong Kong	NV5 Global, Inc.	CSA

NV5 Engineers and Consultants, Inc.	North Carolina	NV5 Global, Inc.	Calyx, TerraTech

CHI Engineering Services Incorporated	New Hampshire	NV5 Global, Inc.	CHI

The Sextant Group, Inc.	Pennsylvania	NV5 Global, Inc.	NV5

Alta Environmental, L.P.	California	NV5 Global, Inc.	NV5

GeoDesign, Inc.	Oregon	NV5 Global, Inc.	NV5

WHPacific, Inc.	Alaska	NV5 Global, Inc.	NV5

Geospatial Holdings, Inc.	Delaware	NV5 Global, Inc.	NV5

Aero-Metric Holdings Corp	Indiana	NV5 Global, Inc.	NV5

NV5 Geospatial, Inc.	Wisconsin	NV5 Global, Inc.	NV5 Quantum Spatial, Inc.

NV5 Consultants India Private Limited	India	NV5 Global, Inc.	NV5 Quantum Spatial, Inc.

Quantum Spatial Canada	Canada	NV5 Global, Inc.	NV5

Mediatech FZ, LLC	Dubai, UAE	NV5 Global, Inc.	NV5

The NV5 Information Technology Consultants, LLC	Dubai, UAE	NV5 Global, Inc.	NV5 Mediatech

NV5 Malaysia, SDN, BHD	Malaysia	NV5 Global, Inc.	NV5

Industrial Design Associates International (Hong Kong) Limited	Hong Kong	NV5 Global, Inc.	NV5

IDA Engineering Private Limited (India)	India	NV5 Global, Inc.	NV5

Industrial Design Associates International PTE. LTD.	Singapore	NV5 Global, Inc.	NV5

Geodynamics, LLC	North Carolina	NV5 Global, Inc.	NV5

PES Environmental, Inc.	California	NV5 Global, Inc.	NV5

Sage Renewable Energy Consulting, Inc.	California	NV5 Global, Inc.	NV5

AT Advanced Technologies Asia Pacific Pte. Ltd.	Singapore	NV5 Global, Inc.	NV5

Optimal Energy, LLC	Delaware	NV5 Global, Inc.	NV5

Continental Mapping Acquisition Corp.	Delaware	NV5 Global, Inc.	NV5

Axim Geospatial, LLC	Delaware	NV5 Global, Inc.	NV5

Geographic Information Services, Inc.	Alabama	NV5 Global, Inc.	NV5

TSG Solutions, Inc.	Delaware	NV5 Global, Inc.	NV5

NV5 Geospatial Solutions, Inc.	Colorado	NV5 Global, Inc.	NV5

NV5 Geospatial Solutions UK Limited	UK	NV5 Global, Inc.	NV5

NV5 Geospatial Solutions KK	Japan	NV5 Global, Inc.	NV5

NV5 Geospatial Solutions Italia s.r.l.	Italy	NV5 Global, Inc.	NV5

NV5 Geospatial Solutions GmbH	Germany	NV5 Global, Inc.	NV5

NV5 Geospatial Solutions France SARL	France	NV5 Global, Inc.	NV5

NV5 Geospatial Solutions B.V.	Netherlands	NV5 Global, Inc.	NV5

Geospatial Holdings, GmbH	Germany	NV5 Global, Inc.	NV5

Red Technologies (S) Pte. Ltd.	Singapore	NV5 Global, Inc.	NV5

Red Group (M) Sdn. Bhd.	Malaysia	NV5 Global, Inc.	NV5

NV5 Philippines Corp	Philippines	NV5 Global, Inc.	NV5

As of December 30, 2023. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of NV5 Global, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.